Calculation of Filing Fee Tables
S-8
TRAVELERS COMPANIES, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, without par value	Other	8,000,000	$ 328.66	$ 2,629,280,000.00	0.0001381	$ 363,103.57
Total Offering Amounts:						$ 2,629,280,000.00		$ 363,103.57
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 363,103.57
Offering Note
[1]	The amount registered pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), under this Registration Statement includes an indeterminate number of additional shares of common stock as may be issuable under the above-named plan as a result of a stock dividend, stock split or similar adjustment of the outstanding shares of common stock, without par value, of The Travelers Companies, Inc. As described in the Explanatory Note in this Registration Statement, represents (i) 5,000,000 shares of Common Stock authorized under The Travelers Companies, Inc. Amended and Restated 2023 Stock Incentive Plan (the "Plan") and (ii) 3,000,000 of shares of Common Stock that may become available for issuance as a result of outstanding awards under the Plan and The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan that are forfeited, terminated, canceled or expire unexercised. The proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low sale prices for The Travelers Companies, Inc. common stock on the New York Stock Exchange on July 15, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources